UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2023

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Copper Index Fund	CPER	NYSE Arca, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

The United States Commodity Index Funds Trust (the “Registrant”) has entered into an International Swaps and Derivatives Association, Inc. (“ISDA”) 2002 Master Agreement (the “Agreement”) with Macquarie Bank Limited (“Macquarie”), pursuant to which Macquarie has agreed to serve as an over-the-counter (“OTC”) swaps counterparty for the Registrant and to enter into trades under the Agreement on behalf of the United States Copper Index Fund (“CPER”) as a series of the Trust.

The Agreement, together with additional required trading documentation and other agreements, including, among other documents, an account control agreement between the parties and The Bank of New York Mellon that was fully executed on August 18, 2023, provide CPER with the ability to invest in OTC swaps in furtherance of its investment objective. In the future, CPER may enter into OTC swap transactions with Macquarie under the Agreement.

CPER’s OTC swap transactions outstanding under the Agreement, if any, along with the CPER’s other holdings, will be published on CPER’s webpage, www.uscfinvestments.com.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.13	ISDA 2002 Master Agreement by and between United States Copper Index Fund and Macquarie Bank Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
	By:	United States Commodity Funds LLC, its Sponsor

Date: August 22, 2023	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer